Exhibit 10(iii)

ACKNOWLEDGMENT FOR DEFERRAL
OF
FISCAL YEAR 2003 INCENTIVE PLAN BONUS

    Energizer Holdings, Inc. and ______ acknowledge that, of the $______ FY2003 Bonus awarded to Participant under the Fiscal Year 2003 Incentive Plan Bonus Program, $______ shall be deferred, effective November 6, 2003, as previously requested by Participant, into the Measurement Fund(s) available under the Energizer Holdings, Inc. Deferred Compensation Plan ("the Plan").

Pursuant to Participant's request, the following amounts have been deferred for Participant in the manner set forth below:

(1)    Energizer Holdings, Inc. Common Stock Measurement Fund -

(a)    $ in Energizer common stock equivalents and

(b)    $ in Energizer common stock equivalents, representing the Company Matching Contribution (25% of amount listed in 1(a) above).

(2)    Other Measurement Funds - $ in other Measurement Funds as previously selected by Participant.

Participant's deferral as described hereunder is pursuant to the Plan and is subject in all respects to the terms and conditions of the Plan.

ACKNOWLEDGED:            ENERGIZER HOLDINGS, INC.

_____________________________     By:_______________________
Peter Conrad
Vice President
   Human Resources
______________________________
Date